Exhibit 1.2

PARTICIPATING DEALER AGREEMENT

Ladies and Gentlemen:

Emerson Equity LLC, a California limited liability company, as the dealer manager (the “Dealer Manager”) for Belpointe PREP, LLC, a Delaware limited liability company (the “Company”), invites you (the “Dealer”) to participate in the distribution of Class A units (the “Units”) representing limited liability company interest in the Company subject to the terms of this Participating Dealer Agreement (the “Agreement”).

1. Dealer Manager Agreement.

(a) The Dealer Manager has entered into a Dealer Manager Agreement (the “Dealer Manager Agreement”), dated [●] [●], 2022, with the Company attached hereto as Exhibit A. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement.

(b) As described in the Dealer Manager Agreement, the Company has filed a Registration Statement with the SEC registering an ongoing offering (“Offering”) of Units.

(c) The Dealer hereby agrees to use its best efforts to sell the Units for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make the Dealer an employee, agent, representative or partner of the Dealer Manager or the Company, and the Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and in the Authorized Sales Materials.

(d) By your acceptance of this Agreement, you will become one of the Dealers referred to in the Dealer Manager Agreement between the Company and the Dealer Manager and will be entitled and subject to the indemnification provisions contained therein, including Section 5(e) of the Dealer Manager Agreement wherein the Dealers agree to indemnify and hold harmless the Company Indemnified Persons and Dealer Manager Indemnified Persons.

2. Submission of Orders.

(a) Each person desiring to purchase Units in the Offering will be required to complete and execute a Subscription Agreement and to deliver to the Dealer such completed and executed Subscription Agreement together with a Payment in the amount of such person’s purchase, which, unless otherwise agreed to by the Company, must be at least the minimum purchase amount set forth in the Prospectus. Those persons who purchase Units will be instructed by the Dealer to make their Payments payable to or for the benefit of “Belpointe PREP, LLC.” Purchase orders that include a completed and executed Subscription Agreement in good order and Payment received by the Company at least five business days prior to the first calendar day of any calendar quarter (unless waived by the Company) will be executed as of the last business day of such calendar (based on such calendar quarter’s Purchase Price).

(b) If the Dealer receives a Subscription Agreement or Payment not conforming to the foregoing instructions, the Dealer shall return such Subscription Agreement and Payment directly to such subscriber not later than the end of the next business day following its receipt. Subscription Agreements and Payments received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 2. Transmittal of received investor funds will be made in accordance with one of the following procedures, as applicable:

(i) Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and Payments are received from subscribers, Subscription Agreements and Payments will be transmitted by the end of the next business day following receipt by the Dealer to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

(ii) Where, pursuant to the Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Subscription Agreements and Payments will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and Payment for deposit to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

3. Pricing. Except as otherwise provided in the Prospectus, which may be amended or supplemented from time to time, the Units shall be offered to the public at a price payable in cash equal to the then-applicable Purchase Price (which will generally be the Company’s net asset value per share as calculated in accordance with the procedures described in the Prospectus), plus any applicable selling commissions and dealer manager fees. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or the Dealer Manager, a minimum initial purchase of $10,000 in Units is required, with no minimum investment requirements on additional purchases. The Units are nonassessable.

4. Dealers’ Compensation. Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales, the Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.

5. Representations, Warranties and Covenants of the Dealer. In addition to the representations and warranties found elsewhere in this Agreement, the Dealer represents, warrants and agrees that:

(a) The Dealer is duly organized and existing and in good standing under the laws of the jurisdiction in which it is organized.

(b) The Dealer is empowered under applicable laws and by the Dealer’s organizational documents to enter into this Agreement and perform all activities and services of the Dealer provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting the Dealer’s ability to perform under this Agreement.

(c) The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein, including the issuance and sale of the Units, will not constitute a breach of, or default under, any agreement or instrument by which the Dealer is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

(d) All requisite actions have been taken to authorize the Dealer to enter into and perform this Agreement.

(e) The Dealer shall notify the Dealer Manager and the Company, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to Units offered hereunder against the Dealer or its principals, affiliates, officers, directors, employees or agents, or any person who controls the Dealer, within the meaning of Section 15 of the Securities Act.

(f) The Dealer will not sell or distribute Units or otherwise make any such Units available in any jurisdiction outside of the United States unless the Dealer receives prior written consent from the Dealer Manager.

(g) The Dealer acknowledges that the Dealer Manager will enter into similar agreements with other broker-dealers, which does not require the consent of the Dealer.

6. Right to Reject Orders or Cancel Sales.

(a) All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any reason or no reason including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required Payment in full payment for the Units. Issuance and delivery of the Units will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Units, the Company reserves the right to cancel the sale without notice.

(b) In the event that the Dealer Manager has reallowed any selling commission to the Dealer for the sale of one or more Units and the subscription is rejected, canceled or rescinded for any reason as to one or more of the Units covered by such subscription, the Dealer shall pay the amount specified to the Dealer Manager within (i) 10 days following mailing of notice, or (ii) five days following e-mailing of notice, in each case, to the Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. Further, if the Dealer has retained selling commissions in connection with an order that is subsequently rejected, canceled or rescinded for any reason, the Dealer agrees to return to the subscriber any selling commission theretofore retained by the Dealer with respect to such order within three business days following mailing of notice to the Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. If the Dealer fails to pay any such amounts, the Dealer Manager shall have the right to offset such amounts owed against future compensation due and otherwise payable to the Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

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7. Prospectus and Authorized Sales Materials; Compliance with Laws.

(a) The Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Units except as set forth in the Prospectus and any Authorized Sales Materials. The Dealer Manager will supply the Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors.

(b) The Dealer agrees that it:

(i) shall have delivered to each investor to whom an offer to sell the Units is made, as of the time of such offer, a copy of the Prospectus and all supplements thereto and any amended Prospectus that have then been supplied to the Dealer by the Dealer Manager; and to each investor that subscribes for an order to purchase Units, as of the time the Company accepts such investor’s order to purchase the Units within the timeframes described in the Prospectus, a copy of the Prospectus and all supplements thereto and any amended Prospectus that have then been supplied to the Dealer by the Dealer Manager;

(ii) will not send or give any supplement to the Prospectus or any Authorized Sales Materials to an investor unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Authorized Sales Materials;

(iii) will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Units to members of the public;

(iv) will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Dealer Manager if such material bears a legend denoting that it is not to be used in connection with the sale of Units to members of the public in such jurisdiction;

(v) will not use in connection with the offer or sale of Units any material or writing which relates to another company supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates; and

(vi) will not use in connection with the offer or sale of Units any materials or writings which have not been previously approved by the Dealer Manager or the Company in writing.

(c) The Dealer further agrees, if the Dealer Manager so requests, to furnish a copy of any revised Prospectus to each person to whom it has furnished a copy of any previous Prospectus, and that it will itself mail or otherwise deliver all Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, the Dealer will deliver a Prospectus in transactions in the Units for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act.

(d) On becoming a Dealer, and in offering and selling Units, the Dealer agrees to comply with all of the applicable requirements imposed upon it under (i) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, (ii) all applicable state securities laws and regulations as from time to time in effect, (iii) any other state, federal, foreign and other laws and regulations applicable to the Offering, the sale of Units or the activities of the Dealer pursuant to this Agreement, including without limitation applicable FINRA rules, the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999 (“GLB Act”), the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, and the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and the laws and regulations regarding economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and (iv) this Agreement and the Prospectus as amended and supplemented. With respect to Dealer’s use of electronic delivery of offering documents or subscription agreements and electronic signatures, Dealer agrees to comply with Electronic Signatures in Global and National Commerce Act (“E-Sign Act”) and the Uniform Electronic Transactions Act (“UETA”), each as may be amended from time to time. Notwithstanding the termination of this Agreement or the payment of any amount to the Dealer, the Dealer agrees to pay the Dealer’s proportionate share of any claim, demand or liability asserted against the Dealer and the other Dealers on the basis that such Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case such Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

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8. License and Association Membership. The Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that (a) the Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Units under federal and state securities laws and regulations, and foreign laws, if applicable, and in all states or jurisdictions where it offers or sells Units, (b) the Dealer is a member in good standing of FINRA, and (c) there is no provision in the Dealer’s FINRA membership agreement that would restrict the ability of the Dealer to carry out the Offering as contemplated by this Agreement and the Prospectus. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of FINRA. The Dealer agrees to notify the Company and the Dealer Manager immediately if the Dealer ceases to be a member in good standing of FINRA. The Dealer also hereby agrees to abide by the rules of FINRA, including without limitation FINRA Rules 2040, 2111, 2121, 2310, 5110 and 5141.

9. Limitation of Offer; Suitability. In offering Units, the Dealer will comply with the provisions of the rules set forth in the FINRA manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation FINRA Rule 2111 and FINRA Rule 2310. Nothing contained in this Agreement shall be construed to impose upon the Company or the Dealer Manager the responsibility of assuring that prospective investors meet applicable rules and regulations relating to suitability. The Dealer shall not purchase any Units for a discretionary account without obtaining the prior written approval of the Dealer’s customer and such customer’s completed and executed Subscription Agreement. The Dealer agrees to comply with the record-keeping requirements imposed by federal and state securities laws and the rules and regulations thereunder, and the applicable rules of FINRA, including the requirement to maintain records of the information used to determine that an investment in Units is suitable and appropriate for each subscriber (the “Suitability Records”) for a period of six years from the date of the sale of the Units. The Dealer further agrees to make the Suitability Records available to the Dealer Manager and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon the Dealer’s receipt of a subpoena or other appropriate document request from such agency.

10. Disclosure Review; Confidentiality of Information.

(a) The Dealer agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Prospectus or other materials, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating the Units. In making this determination, the Dealer shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If the Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, the Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Dealer Manager or a sponsor or an affiliate of the Dealer Manager or sponsor of the Company.

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(b) It is anticipated that (i) the Dealer and the Dealer’s officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents of the Dealer that are conducting a due diligence inquiry on behalf of the Dealer and (ii) persons or committees, as the case may be, responsible for determining whether the Dealer will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (as hereinafter defined) pertaining to the Company, the Dealer Manager or their respective affiliates. The Dealer agrees to keep, and to cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with the Dealer’s due diligence inquiry. The Dealer agrees to not disclose, and to cause its Diligence Representatives not to disclose, such Confidential Information to the public, or to the Dealer’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Units. The Dealer further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (x) limiting access to such information to persons who have a need to know such information only for the purpose of the Dealer’s due diligence inquiry and (y) informing each recipient of such Confidential Information of the Dealer’s confidentiality obligation. The Dealer acknowledges that the Dealer or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Dealer acknowledges that the Dealer or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. The Dealer acknowledges the restrictions and limitations of Regulation FD promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (1) if approved in writing for disclosure by the Company, (2) pursuant to a subpoena or as required by law, or (3) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that the Dealer shall notify the Company and the Dealer Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to clauses (2) and (3). For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Dealer Manager or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, investment strategies, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Dealer Manager or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Dealer Manager or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, market studies and personal information, however documented); (iv) any information marked or designated “Confidential;” and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing; provided, however, that “Confidential Information” shall not include information that is or becomes available to the public other than as a result of disclosure by the Dealer or its Diligence Representatives in breach of this Agreement; was available to the Dealer or its Diligence Representatives on a non-confidential basis prior to its disclosure to such Dealer or Diligence Representative in connection with this Agreement; becomes available to the Dealer or its Diligence Representatives from a source that is not known by the Dealer or such Diligence Representatives to be otherwise prohibited from communicating such information to the Dealer or such Diligence Representatives; or is independently developed by the Dealer or its Diligence Representatives without reference to the Confidential Information.

11. Dealer’s Compliance with Anti-Money Laundering Rules and Regulations. The Dealer hereby represents that it has complied and will comply with the USA Patriot Act and the implementing rules and regulations promulgated thereunder in connection with broker-dealers’ anti-money laundering obligations. The Dealer hereby represents that it has adopted and implemented, and will maintain, a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification in compliance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the USA Patriot Act and the implementing rules and regulations promulgated thereunder. In accordance with these applicable laws and regulations and its AML Program, the Dealer agrees to verify the identity of its new customers, maintain customer records, and check the names of customers against government watch lists, including all such lists maintained by OFAC, as they may be updated from time to time. Additionally, the Dealer will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” for purposes of the USA Patriot Act as potential signals of money laundering or terrorist financing. The Dealer will file with the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. The Dealer will block or restrict access to such customer funds as is required by law and OFAC regulations. Upon request by the Dealer Manager at any time, the Dealer hereby agrees to furnish (a) a copy of its AML Program to the Dealer Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with the Dealer’s most recent independent testing of its AML Program. The Dealer agrees to notify the Dealer Manager immediately if the Dealer is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.

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12. Privacy.

(a) The Dealer agrees to abide by and comply in all respects with (i) the privacy standards and requirements of the GLB Act and applicable regulations promulgated thereunder, (ii) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.

(b) The parties hereto acknowledge that from time to time, the Dealer may share with the Company and the Company may share with the Dealer nonpublic personal information (as defined under the GLB Act) of customers of the Dealer. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. The Dealer shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which the Dealer served as the broker-dealer of record for such customer’s account. The Dealer, the Dealer Manager and the Company shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (i) to service providers (when necessary and as permitted under the GLB Act), (ii) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLB Act), or (iii) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section 12. Except as expressly permitted under the FCRA, the Dealer agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

(c) The Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event the Dealer, the Dealer Manager or the Company expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section 12, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section 12, shall be prohibited.

(d) The Dealer shall implement and maintain commercially reasonable measures in compliance with industry best practices designed to: (i) assure the security and confidentiality of nonpublic personal information of all customers; (ii) protect such information against any anticipated threats or hazards to the security or integrity of such information; (iii) protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (iv) protect against unauthorized disclosure of such information to unaffiliated third parties; and (v) otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLB Act), and any other applicable legal or regulatory requirements. The Dealer further agrees to cause all of its agents, representatives, affiliates, subcontractors, or any other party to whom the Dealer provides access to or discloses nonpublic personal information of customers to implement and maintain appropriate measures designed to meet the objectives set forth in this Section 12.

13. Arbitration. Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration, including issues of arbitrability (both substantive and procedural), administered in accordance with the rules and policies of FINRA then in effect. The parties will request that the arbitrator or arbitration panel (the “Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the Arbitrator shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held in the office of FINRA located in the borough of Manhattan, City of New York, or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

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14. Termination. The Dealer will suspend or terminate its offer and sale of Units upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Units hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice.

15. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement or understanding between them with respect to such subject matter.

16. Amendment. This Agreement may be amended at any time by the Dealer Manager or the Company by written notice to the Dealer, and any such amendment shall be deemed accepted by the Dealer upon placement of an order for sale of Units by such Dealer’s customer after the Dealer has received such notice.

17. Survival of Provisions. The respective agreements and obligations of the Dealer Manager and the Dealer set forth in Sections 4 through 18 and 20 through 23 of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

18. Use of Company and Belpointe Names. Except as expressly provided herein, nothing in this Agreement shall be deemed to constitute a waiver by the Dealer Manager or the Company of any consent that would otherwise be required under this Agreement or applicable law prior to the Dealer’s use of the name or identifying marks of the Company or “Belpointe” (or any combination or derivation thereof). The Dealer Manager and the Company reserve the right to withdraw its consent to the use of the Company’s name at any time and to request to review any materials generated by the Dealer that use the Company’s or Belpointe’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

19. Notice. Notices and other writings contemplated by this Agreement shall be delivered via (a) hand, (b) first class registered or certified mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier, or (d) electronic mail. All such notices shall be addressed, as follows:

If to the Company:

Belpointe PREP, LLC

255 Greenville Road

Greenwich, Connecticut 06831

Attn.: Brandon E. Lacoff

Email: blacoff@belpointe.com

With copies (which shall not constitute notice) to:

Saul Ewing Arnstein & Lehr LLP

1270 Avenue of the Americas, Suite 2005

New York, New York 10020

Attn.: Vanessa J. Schoenthaler

Email: vanessa.schoenthaler@saul.com

If to the Dealer Manager:

Emerson Equity LLC

6860 N Dallas Pkwy, Ste 200

Plano, Texas 75024

Attn.: Howard Davis

Email: hdavis@emersonequity.com

If to the Dealer:

[●]

[●]

[●]

Attn.: [●]

Email: [●]

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20. Applicable Law. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by the Dealer and countersigned by the Dealer Manager. Venue for any action (including arbitration) shall lie exclusively in the borough of Manhattan, City of New York.

21. No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company or the other Dealers; instead, this Agreement shall only constitute the Dealer as a dealer authorized by the Dealer Manager to sell the Units according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

22. ERISA Matters. The parties agree as follows:

(a) The Dealer is a broker-dealer registered under the Exchange Act.

(b) To the extent the Dealer (or its registered representatives) uses or relies on any of the information, tools and materials that the Dealer Manager, the Company, the manager or sponsor of the Company, or any of their respective affiliates and related parties (collectively, the “Parties”) provides directly to the Dealer (or its registered representatives), without direct charge, for use in connection with the Dealer’s “Retirement Customers” (which include a plan, plan fiduciary, plan participant or beneficiary, individual retirement account (“IRA”) or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)), the Dealer will act as a “fiduciary” under ERISA or the Code (as applicable), and will be responsible for exercising independent judgment in evaluating the retirement account transaction.

(c) Certain of the Parties have financial interests associated with the purchase of Units of the Company, including the fees, expense reimbursements and other payments they anticipate receiving in connection with the purchase of Units of the Company, as described in the Prospectus.

(d) To the extent that the Dealer provides investment advice to its Retirement Customers, the Dealer will do so in a fiduciary capacity under ERISA or the Code, or both, and the Dealer is responsible for exercising independent judgment with respect to any investment advice it provides to its Retirement Customers.

(e) The Dealer is independent of the Parties and none of the Parties is undertaking to provide impartial investment advice to the Dealer or its Retirement Customers.

23. Electronic Signatures and Electronic Delivery of Documents.

(a) If the Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and requests, in whole or in part, by “Electronic Signature” (as such term is defined by the E-Sign Act, the UETA, as adopted by the relevant jurisdiction(s) where Dealer is licensed, and applicable rules, regulations and guidance relating to the use of electronic signatures issued by the SEC and FINRA (collectively, “Electronic Signature Law”)), to the extent the Company allows the use of Electronic Signature, in whole or in part, the Dealer represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed; (iii) the Dealer will comply with all applicable terms of the Electronic Signature Law; and (iv) the Dealer agrees to the Electronic Signature Use Indemnity Agreement attached hereto as Exhibit B.

(b) If the Dealer intends to use electronic delivery to distribute the Prospectus or other documents related to the Company to any person, the Dealer will comply with all applicable rules, regulations and guidance relating to the electronic delivery of documents issued by the SEC, FINRA and individual state securities administrators and any other applicable laws or regulations related to the electronic delivery of offering documents including, as appropriate, Electronic Signature Law. The Dealer shall obtain and document its receipt of the informed consent to receive documents electronically of persons, which documentation shall be maintained by the Dealer and made available to the Company and the Dealer Manager upon request.

[Signature pages follows.]

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DEALER MANAGER:

EMERSON EQUITY LLC

By:
Howard Davis
Compliance Princpal

Date:

[Intentionally left blank.

Dealer signature page follows.]

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We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

Dealer:

Company name:

Type of entity:

Jurisdiction of Organization:

Licensed as broker-dealer in all States:	Yes:	No:

If no, list all states licensed as broker-dealer in:

Tax ID:

Address for Notices:

Name:

Company:

Address:

City, State and Zip Code:

Telephone:

Email:

ACCEPTED AND AGREED TO:

DEALER:

[DEALER FIRM NAME]

By:
Name:
Title:

Date:

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Schedule I

Sched. I - 1

Schedule II

NAME OF ISSUER: Belpointe PREP, LLC

NAME OF DEALER:

The Dealer hereby authorizes the Dealer Manager or its agent to deposit selling commissions and other payments due to it pursuant to the Participating Dealer Agreement to its bank account specified below. This authority will remain in force until Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into the Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to the Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

DEALER:

[DEALER FIRM NAME]

By:
Name:
Title:

Date:

Sched. II - 1

Exhibit A

Dealer Manager Agreement

Exhibit B

Electronic Signature Use Indemnity Agreement

The Dealer has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section 23 hereof). In consideration of the Company allowing the Dealer and its clients to execute certain account-related transactions and requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Company, the Dealer Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with the Dealer’s representations or covenants set forth in Section 23 hereof or the representations described below.

The Dealer represents that it will comply with all applicable terms of Electronic Signature Law as outlined in Section 23 of the Participating Dealer Agreement. The Dealer represents that the Company may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of the Dealer’s client given with such client’s prior authorization and consent. The Dealer represents that the Company may act in accordance the instructions authorized by Electronic Signature without any responsibility to verify that the Dealer’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that the Dealer’s client received all disclosures required by applicable Electronic Signature Law. The Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Company.